Exhibit 10.1

AMENDMENT NO. 2 TO

SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of February 1, 2005, by and among (a) Dominion Homes, Inc. (the “Company”), (b) the institutions from time to time party to the Credit Agreement (as defined below) signatory hereto (individually a “Lender” and collectively the “Lenders”), and (c) The Huntington National Bank (“Huntington”) in its separate capacity as administrative agent for the Lenders and issuing banks under the Credit Agreement (with its successors in such capacity, the “Administrative Agent”). This Amendment further amends and modifies a certain Second Amended and Restated Credit Agreement dated as of December 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among (a) the Company, as borrower, (b) the Lenders, as lenders, (c) KeyBank National Association, as Syndication Agent, (d) U. S. Bank National Association, as Documentation Agent, and (e) Huntington, as issuing bank for any Letters of Credit issued pursuant to the Credit Agreement, a Lender and Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. As of December 3, 2003, the Company, the Lenders, the Administrative Agent and the other agents referred to therein executed and delivered the Credit Agreement setting forth the terms of certain extensions of credit to the Company; and

B. As of December 3, 2003, and, subsequently, June 30, 2004, in connection with the Credit Agreement, the Company executed and delivered, inter alia, revolving credit notes and replacement revolving credit notes in favor of the Lenders, in the aggregate original principal sum of Three Hundred Million Dollars ($300,000,000) and a swing note in favor of Huntington in the principal sum of Fifteen Million Dollars ($15,000,000) (hereinafter collectively, the “Notes”); and

C. In connection with the Credit Agreement and the Notes, the Company and certain of its Subsidiaries executed and delivered to the Administrative Agent certain other Loan Documents; and

D. The Company has requested that the Lenders and the Administrative Agent amend and modify a certain covenant in the Loan Agreement in order to increase for a limited period of time the maximum permitted inventory of Speculative Homes, and the Required Lenders and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 8.21, “Speculative Homes,” of the Credit Agreement is hereby amended to recite in its entirety as follows:

8.21 Speculative Homes.

The Company and its Subsidiaries will not have an inventory of Speculative Homes and other dwellings built for speculation, whether now owned or hereafter acquired, that exceeds (i) $35,000,000 in the aggregate outstanding for the period beginning December 31, 2004, through and including June 29, 2005, and (ii) $30,000,000 in the aggregate outstanding beginning June 30, 2005, and at any time thereafter, valued the at the lesser of cost or market.

2. Conditions of Effectiveness. All provisions of this Amendment shall become effective as of February 1, 2005, upon satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received:

(i) duly executed counterparts (with sufficient copies for the Administrative Agent, each Lender and the Company) of this Amendment executed by the Administrative Agent, the Lenders and the Company;

(ii) a Closing Certificate by the Company and each Guarantor; and

(iii) such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

(b) The representations contained in the immediately following paragraph shall be true and accurate.

3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender as follows: (a) that after giving effect to this Amendment, each representation and warranty made by or on behalf of the Company in the Credit Agreement and in the other Loan Documents is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by the Company and each Restricted Subsidiary, if applicable, of this Amendment and the Loan Documents, as the case may be, have been duly authorized by all requisite corporate or organizational action on the part of each such Person and will not violate any Constituent Document of such Person; (c) each of this Amendment and the Loan Documents has been duly executed and delivered by the Company and each Restricted Subsidiary, as applicable, and each of this Amendment, the Credit Agreement as amended hereby and Loan Document constitutes the legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Second Amended and Restated Credit Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders or the Administrative Agent may have hereunder or thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement or any Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders or the Administrative Agent.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

6. Costs and Expenses. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent’s counsel with respect thereto.

7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

9. Patriot Act Notice. The Lenders and the Administrative Agent hereby notify the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lenders and the Administrative Agent to identify the Company in accordance with the Act.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company, the Administrative Agent and the following Lenders have hereunto set their hands as of the date first set forth above.

COMPANY:

DOMINION HOMES, INC.

By:	/s/ Terrence R. Thomas
Its:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Frederick G. Hadley
Its:	Senior Vice President

THE LENDERS:

THE HUNTINGTON NATIONAL BANK,
as Lender and Issuing Bank

By:	/s/ Frederick G. Hadley
Its:	Senior Vice President

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Columbus))

By:	/s/ David A. DeVictor
Its:	First Vice President

KEYBANK NATIONAL ASSOCIATION,

By:	/s/ Andrew D. Stickney
Its:	Vice President

NATIONAL CITY BANK

By:	/s/ Steven A. Smith
Its:	Senior Vice President

THE PROVIDENT BANK

By:	/s/ Michael Martin
Its:	Senior Vice President

COMERICA BANK

By:	/s/ Charles Weddell
Its:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Dean J. VandeWater
Its:	Vice President

FIFTH THIRD BANK (CENTRAL OHIO)

By:
Its:

FLEET NATIONAL BANK

By:	/s/ Mark W. Lariviere
Its:	Senior Vice President

WASHINGTON MUTUAL BANK, FA, a federal association

By:	/s/ Javier Barrera
Its:	Vice President

CONSENT OF GUARANTORS

The undersigned, each being a guarantor of the Company’s indebtedness to the Lenders pursuant to certain guaranty agreements executed and delivered to the Administrative Agent, hereby consents and agrees to be bound by the terms, conditions and execution of the above Amendment and hereby further agrees that (i) each of their obligations shall be continuing as provided in said guaranty agreements, and (ii) said guaranty agreements shall remain as written originally and continue in full force and effect in all respects.

DOMINION HOMES OF KENTUCKY GP, LLC		DOMINION HOMES REALTY, LLC

By:	/s/ Terrence R. Thomas	By:	/s/ Terrence R. Thomas
Its:	Vice President and Treasurer	Its:	Vice President and Treasurer

ALLIANCE TITLE AGENCY OF KENTUCKY, LLC		RESOLUTION PROPERTY COMPANY, LLC

By:	/s/ Terrence R. Thomas	By:	/s/ Terrence R. Thomas
Its:	Vice President and Treasurer	Its:	President

DOMINION HOMES OF KENTUCKY, LTD., a Kentucky limited partnership
		By:	Dominion Homes of Kentucky GP, LLC, a Kentucky limited liability company, its general partner

			By:	/s/ Terrence R. Thomas
			Its:	Vice President and Treasurer